Exhibit 99.1

QT Imaging Announces First Quarter 2024 Financial Results

Generated Scanner Sales Revenue of $1.4M with 56% Gross Margin in the First Quarter of 2024, Since the Company Became Public on March 4th

Streamlined Business Model via Strategic Sales and Distribution Partnership in USA

Reported in Academic Radiology the Results of a Second Blinded Screening Trial That Found That QTI Technology Is Similarly Effective as Digital Breast Tomosynthesis (DBT) or 3D Mammography

Company Completed Merger with GigCapital5

NOVATO, CA – May 10, 2024 – QT Imaging Holdings, Inc. (NASDAQ: QTI) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the first quarter of 2024.

QT Imaging delivers today the QT Imaging Breast Acoustic CT™ Scanner, the only true 3D imaging device, FDA cleared for use as a transmission and reflection low frequency soundwaves imaging system for a patient’s breast. There is no ionizing radiation or compression associated with mammography, or the contrast dyes injections required for breast MRI.

“The QT Imaging team has been on an incredible journey since its inception in 2012, starting with a shared mission to create disruptive innovation to expand access to medical imaging while ensuring superior patient experience and improving health outcomes. Moving forward, the team will address commercialization of our scanner in the U.S. via partnership with our strategic sales and distribution partner. We are proud to announce the scanner shipments made in the first quarter, since the merger with GigCapital5 on March 4th, as well as our on-going feasibility study to solidify the partnership for large scale manufacturing,” QT Imaging CEO Dr. Raluca Dinu said.

“We are thankful to our partners in the National Institutes of Health/National Cancer Institute who continue to support the research and development of QT Imaging technology today and since the Company’s inception. We will continue to carry on clinical studies with partners in academia and medical institutions and publish comparative data to show the advantages of QT Imaging’s breast scanning technology that gives women the choice they deserve to ensure their breast health over time”.
Financial Highlights
•Commercial revenue was $1.4 million for the first quarter of 2024, compared to less than $0.1 million for the first quarter of 2023.
•Gross margin of 56% in the first quarter of 2024, compared to negative margin in the first quarter of 2023. The increase in margin was due to the sale and delivery of three QT Breast Scanners during the first quarter of 2024, compared to no deliveries in the first quarter of 2023.

•Net loss of $4.3 million for the first quarter of 2024, which includes $1.9 million of net non-cash income related to the change in fair value of warrants, derivatives, and contingent consideration that were recorded as part of the closing of the business combination with GigCapital5, Inc. on March 4, 2024 and outstanding as of March 31, 2024, less than $0.1 million of equity-based compensation expense, and $4.3 million of one-time business combination transaction expenses, compared to a net loss of $1.9 million for the first quarter of 2023 which included equity-based compensation expense of $0.2 million and one-time transaction expenses of $0.4 million.
•Non-GAAP Adjusted EBITDA* of $(1.2) million for the first quarter of 2024 compared to $(1.1) million for the first quarter of 2023.
New Developments
•On February 6, 2024, the Company delivered a QT Breast Scanner under a unique collaboration with the Department of Radiation Oncology, and Radiation Treatment Program at the Sunnybrook Health Sciences Centre in Toronto, Canada, one of the largest cancer centers in Canada, and The University of Illinois, Urbana-Champaign, Department of Electrical and Computer Engineering and Grainger College of Engineering. This collaboration is part of a five-year research grant from the National Institutes of Health/National Cancer Institute to develop an inexpensive, portable, safe, and repeatable imaging approach capable of accurate and early identification of response of breast cancer patients to neoadjuvant chemotherapy (NAC).
•On March 4, 2024, the Company completed the business combination of QT Imaging, Inc. and GigCapital5, Inc. in accordance with the Business Combination Agreement dated December 8, 2022, as amended.
•On March 7, 2024, the Company announced its first commercial sale of a QT Breast Scanner to True Health Center for Functional Medicine through its strategic sales and distribution partner, as disclosed in the Company's Form 8-K (Link), as the Company continue to focus our commercialization effort in the U.S.
•On March 18, 2024, the Company delivered two QT Breast Scanners to its strategic partner, as disclosed in the Company's Form 8-K (Link), in accordance with the terms of a non-binding letter of intent pursuant to which four binding purchase orders were received in earlier for the purchase of two QT Breast Scanners, with 50% of the payment for the QT Breast Scanners having taken place at the date of placement of purchase orders and the remaining balance was received within 30 days of shipment in April 2024.
•On March 28, 2024, the Company entered into a Feasibility Study Agreement (the “Feasibility Study Agreement”) with its strategic partner, as disclosed in the Company's Form 8-K (Link). The term of the Feasibility Study Agreement commenced on March 28, 2024 and will remain in force until the end of December 2024 or until the execution of a definitive agreement that supersedes the Feasibility Study Agreement, whichever comes earlier. In connection with the Feasibility Study Agreement, a strategic partner will initiate studies to evaluate the business, technical, and clinical values of the QT Breast Scanner including product quality validation, development and manufacturing studies, clinical evaluation, regulatory investigation, and market validation.
•As announced on April 17, 2024 in our press release, a study in Academic Radiology, online, in January 2024: "A Multireader Multicase (MRMC) Receiver Operating Characteristic (ROC) Study Evaluating Noninferiority of Quantitative Transmission (QT) Ultrasound to Digital Breast Tomosynthesis (DBT) on Detection and Recall of Breast

Lesions – Academic Radiology" found that QT Imaging technology is similarly effective as digital breast tomosynthesis (DBT), also known as 3D mammography, in that the area under receiver operating characteristic curve (AUC) was statistically non-inferior for QT Imaging scan compared with DBT for the AUC difference margin of -0.05.

•Leadership Updates:
◦On March 12, 2024, the Board of Directors (the "Board") appointed Dr. Raluca Dinu, who is also a member of the Board, to be employed as the Company's Acting Chief Executive Officer. Dr. Dinu spent approximately 25 years in international executive positions within the Technology, Media, and Telecommunications industries working for privately held start-ups, middle-cap companies, and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing.
◦Anastas (Stas) Budagov has served as the Chief Financial Officer of QT Imaging, Inc. since December 2023. On March 12, 2024, the Board ratified the prior appointment of Mr. Budagov as the Company's Chief Financial Officer of QT Imaging Holdings, Inc. following the merger with GigCapital5. Mr. Budagov will report to the Chief Executive Officer. Mr. Budagov brings over 10 years of finance and accounting leadership experience in medical device, life science, and biotech industries.
◦The Company continued to attract top talent following the onboarding of Steve Choate as the Company's new Chief Operating Officer on April 8, 2024. Mr. Choate's extensive experience and expertise as a production operations leader will be key to fueling the Company's continued growth. Mr. Choate's will be focused on overseeing manufacturing activities, product development, and production releases.
◦Following Dr. John Klock's resignation from his previous position as the Company's Chief Executive Officer, on April 5, 2024, the Company entered into a Services Agreement (the “Services Agreement”) with QT Imaging Center, which is owned and operated by Dr. Klock. Effective April 1, 2024, QT Imaging Center agreed to provide its services to the Company, including but not limited to providing healthcare services to patients, assisting with clinical trials and studies and assisting with drafting of institutional review board approved clinical protocols, assisting with the performance of research and development activities on behalf of the Company, providing comprehensive multi-day training on the operation of breast imaging technology for radiologist customers and other customer staff such as technicians, performing clinical validation of imaging software changes which may include recruiting patients, training, as well as other services as specified in the Services Agreement.
Outlook for the Balance of 2024

2024 is a transitional year as the Company stabilizes the business and focuses on commercialization anchored in strategic business partnerships. The Company will target to provide guidance for the rest of the year as part of the release of Q2'24 earnings.

Summary of Results for the Three Months Ended
March 31, 2024 and 2023
(Unaudited)

	Three Months Ended March 31,
$ thousands (expect per share amounts)	2024	2023
Revenues	$1,362	$8
Cost of revenues	602	47
Gross margin	760	(39)
Operating expenses:
Selling, general and administrative	5,696	1,292
Research and development	643	422
Operating loss	(5,579)	(1,753)
Interest expense	(599)	(130)
Other expense	(21)	—
Net increase in fair value of warrant liability	(23)	—
Net decrease in fair value of derivatives	2,983	—
Net increase in earnout liability	(1,060)	—
Net loss	(4,299)	(1,883)

Basic and diluted net loss per share	$(0.33)	$(0.20)

Weighted average shares outstanding	13,226	9,517

EBITDA* and Adjusted EBITDA* for the Three Months Ended
March 31, 2024 and 2023
(Unaudited)

	Three Months Ended March 31,
$ thousands	2024	2023
Net loss	$(4,299)	$(1,883)
Interest expense	599	130
Depreciation and amortization	99	117
EBITDA	(3,601)	(1,636)
Adjustments:
Equity-based compensation	39	209
Net increase (decrease) in fair value of warrants(1)	23	—
Net increase (decrease) in fair value of derivatives(2)	(2,983)	—
Net increase (decrease) in fair value of earnout liability(3)	1,060	—
Transaction expenses(4)	4,301	356
Adjusted EBITDA	$(1,161)	$(1,071)
(1)The increase in fair value of warrants during the three months ended March 31, 2024 relates to the liability classified private placement warrants to reflect the increase of publicly traded price per warrant from $0.01 as of March 4, 2024 to $0.036 as of March 31, 2024. The additional expense related to increase in the price per share of warrants was recorded as other expense in the condensed consolidated statement of operations during the three months ended March 31, 2024.
(2)The decrease in fair value of derivatives during the three months ended March 31, 2024 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as a freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of March 31, 2024 for financial reporting purposes. The favorable change in derivative liability was recorded as other income in the condensed consolidated statement of operations during the three months ended March 31, 2024.
(3)Earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September of 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of March 31, 2024. The net increase in fair value of the earnout liability was recognized as other expense in the condensed consolidated statement of operations during the three months ended March 31, 2024.
(4)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statement of operations during the three months ended March 31, 2024.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
March 31, 2024 and December 31, 2023
(Unaudited)

$ in thousands	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,620	$165
Restricted cash	20	20
Accounts receivable, net	482	1
Inventory	4,116	4,418
Prepaid expenses and other current assets	1,195	215
Total current assets	11,433	4,819
Non-current assets:
Property and equipment, net	154	491
Intangible assets, net	44	90
Right-of-use assets	1,187	1,267
Other non-current assets	39	39
Total assets	$12,857	$6,706

Liabilities and stockholders deficit
Current liabilities:
Accounts payable	$712	$1,356
Accrued expenses and other current liabilities	2,813	370
Related party notes payable	—	705
Current maturities of long-term debt	130	4,199
Deferred revenue	344	347
Operating lease liabilities, current	372	361
Total current liabilities	4,371	7,338
Non-current liabilities:
Long-term debt, net	3,331	96
Related party notes payable, long term	5,409	3,144
Operating lease liabilities	966	1,063
Warrant liability	32	—
Derivative liability	2,138	—
Earnout liability	1,060	—
Other non-current liabilities	465	377
Total liabilities	17,772	12,018

Stockholders’ deficit:
Common stock	2	1
Additional paid-in capital	17,152	12,457
Accumulated deficit	(22,069)	(17,770)
Total stockholders’ deficit	(4,915)	(5,312)
Total liabilities and stockholders’ deficit	$12,857	$6,706

Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2024 and 2023
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(4,299)	$(1,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	99	117
Stock-based compensation to employees	39	209
Provision for credit losses	1	—
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	3,715	—
Loss on issuance of common stock in connection with a subscription agreement	206	—
Non-cash interest	299	11
Non-cash lease expense	(5)	(2)
Increase in fair value of warrant liability	23	—
Decrease in fair value of derivative liability	(2,983)	—
Increase in fair value of earnout liability	1,060	—
Changes in assets and liabilities:
Increase in accounts receivable	(482)	(6)
Decrease in inventory	586	49
Increase in prepaid expenses and other current assets	(880)	(35)
Decrease in other assets	—	5
(Decrease) increase in accounts payable	(2,118)	392
(Decrease) increase in accrued liabilities	(1,320)	31
Decrease in deferred revenue	(4)	—
Increase in other liabilities	87	119
Net cash used in operating activities	(5,976)	(993)

Cash flows from financing activities:
Proceeds of sale of common stock and warrants, net of issuance costs	—	948
Proceeds from issuance of common stock pursuant to a subscription agreement	500	—
Proceeds from long-term debt, net of issuance costs	10,525	—
Repayment of long-term debt	(32)	(32)
Repayment of bridge loans	(800)	—
Proceeds from the Merger, net of transaction costs	1,238	—
Net cash provided by financing activities	11,431	916
Net increase (decrease) in cash and restricted cash and cash equivalents	5,455	(77)
Cash and restricted cash and cash equivalents at the beginning of period	185	475
Cash and restricted cash and cash equivalents at the end of the period	$5,640	$398

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing and further development, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures
The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.
EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, net increase (decrease) in fair value of derivative, earnout and warrant liabilities, capital market advisory fees, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-

GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.
Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.
We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.
About QT Imaging
QT Imaging Holdings, Inc. is a public (NASDAQ: QTI) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Contacts
For media inquiries, please contact:

Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com